Exhibit 99.1
Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust XI
February 24, 2005 (inception) through December 31, 2005

I Initial SWIFT XI Series 2004-A Statistics

Trust Cap	$4,175,825,000.00
Pool Balance at Sale Date	$4,758,150,489.69
Initial Trust Balance	$4,175,825,000.00
Offered Class A Term Notes, Series 2005-A	$2,000,000,000.00
Offered Class B Term Notes, Series 2005-A	$125,275,000.00
Offered Class C Term Notes, Series 2005-A	$52,198,000.00
Offered Class D Term Notes, Series 2005-A	$52,198,000.00
Initial 2005-A Revolving Note Balance	$1,800,000,000.00
2005-A Certificate Balance	$146,154,000.00
Reserve Fund	$20,879,125.00
Class A Term Note Cash Accumulation Reserve Fund	$33,274,000.00
Class B Term Note Cash Accumulation Reserve Fund	$3,549,000.00
Class C Term Note Cash Accumulation Reserve Fund	$2,496,000.00
Class D Term Note Cash Accumulation Reserve Fund	$12,324,000.00

II Current Collection Period Statistics

Pool and Trust Statistics

Beginning Pool Balance	$4,758,150,489.69
New A/R Principal	$18,469,975,834.73
Principal Reductions	$(15,530,262,323.07)
Factory Credits/Warranty Repurchases	$(3,711,304,331.87)
Partial Pay-Off Account	$71,300,586.50
Administrative Repurchases	$—
Warranty Repurchases	$(25,332,306.36)
Eligible Accounts Repurchased	$—
Defaulted Receivables	$—
Net Change in Pool Balance	$(725,622,540.07)

Ending Pool Balance	$4,032,527,949.62
Average Daily Pool Balance	$3,883,902,556.67

Beginning Trust Balance	$4,175,825,000.00
Ending Trust Balance	$3,904,177,637.13
Average Daily Trust Balance	$3,582,089,890.65

Beginning Cash Accumulation Reserve Fund Account — Class A Term Notes	$33,274,000.00
Ending Cash Accumulation Reserve Fund Account — Class A Term Notes	$33,274,000.00
Change in Cash Accumulation Reserve Fund Account — Class A Term Notes	$—

Beginning Cash Accumulation Reserve Fund Account — Class B Term Notes	$3,549,000.00
Ending Cash Accumulation Reserve Fund Account — Class B Term Notes	$3,549,000.00
Change in Cash Accumulation Reserve Fund Account — Class B Term Notes	$—

Beginning Cash Accumulation Reserve Fund Account — Class C Term Notes	$2,496,000.00
Ending Cash Accumulation Reserve Fund Account — Class C Term Notes	$2,496,000.00
Change in Cash Accumulation Reserve Fund Account — Class C Term Notes	$—

Beginning Cash Accumulation Reserve Fund Account — Class D Term Notes	$12,324,000.00
Ending Cash Accumulation Reserve Fund Account — Class D Term Notes	$12,324,000.00
Change in Cash Accumulation Reserve Fund Account — Class D Term Notes	$—

Excess Available Receivable Balance	$915,168,158.43

Defaulted Receivables — Eligible	—
Defaulted Receivables — Ineligible	—

Gross Weighted Average Receivable Rate	5.90%
Weighted Average Cost of Wholesale Incentive Plan	0.06%

Securities Balances

Beginning Offered Class A Term Notes, Series 2005-A Balance	$2,000,000,000.00
Ending Offered Class A Term Notes, Series 2005-A Balance	$2,000,000,000.00
Average Daily Offered Class A Term Notes, Series 2005-A Balance	$2,000,000,000.00

Beginning Offered Class B Term Notes, Series 2005-A Balance	$125,275,000.00
Ending Offered Class B Term Notes, Series 2005-A Balance	$125,275,000.00
Average Daily Offered Class B Term Notes, Series 2005-A Balance	$125,275,000.00

Beginning Offered Class C Term Notes, Series 2005-A Balance	$52,198,000.00
Ending Offered Class C Term Notes, Series 2005-A Balance	$52,198,000.00
Average Daily Offered Class C Term Notes, Series 2005-A Balance	$52,198,000.00

Beginning Offered Class D Term Notes, Series 2005-A Balance	$52,198,000.00
Ending Offered Class D Term Notes, Series 2005-A Balance	$52,198,000.00
Average Daily Offered Class D Term Notes, Series 2005-A Balance	$52,198,000.00

Beginning Revolving Note 2005-RN1 Balance	$900,000,000.00
Ending Revolving Note 2005-RN1 Balance	$628,352,637.13
Average Daily Revolving Note 2005-RN1 Balance	$446,651,671.15

Beginning Revolving Note 2005-RN2 Balance	$900,000,000.00
Ending Revolving Note 2005-RN2 Balance	$900,000,000.00
Average Daily Revolving Note 2005-RN2 Balance	$759,613,219.50

Beginning 2005-A Certificate Balance	$146,154,000.00
Ending 2005-A Certificate Balance	$146,154,000.00
Average Daily 2005-A Certificate Balance	$146,154,000.00

III Trust Percentage & Trust Interest Collections

Average Daily Offered Class A Term Notes, Series 2005-A Balance	$2,000,000,000.00
Average Daily Offered Class B Term Notes, Series 2005-A Balance	$125,275,000.00
Average Daily Offered Class C Term Notes, Series 2005-A Balance	$52,198,000.00
Average Daily Offered Class D Term Notes, Series 2005-A Balance	$52,198,000.00
Average Daily Revolving Note 2005-RN1 Balance	$446,651,671.15
Average Daily Revolving Note 2005-RN2 Balance	$759,613,219.50
Average Daily 2005-A Certificate Balance	$146,154,000.00

Average Daily Trust Balance	$3,582,089,890.65

Average Daily Pool Balance	$3,883,902,556.67

Total Interest Collected	$209,442,159.13
Trust Percentage	92.2291%

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust XI
February 24, 2005 (inception) through December 31, 2005
IV            Distribution of Trust Interest

			Beginning			Ending
			Note Distribution	Current Month	Required	Note Distribution
Available Trust Interest:			Account Balance	Actual Amounts	Distribution	Account Balance

Trust Interest Collections				$134,143,354.21

Minimum Investment Proceeds (Commercial Paper)				$1,437,334.23
Minimum Investment Proceeds (Money Market Funds)				$1,719,396.79

				$137,300,085.23

Class A Term Notes Interest	Interest Rate (LIBOR+.12%)	3.597%
	Average Daily Balance	$2,000,000,000.00	NA	$65,346,485.00	$65,346,485.00	NA
	# of Days of Interest	327

Class B Term Notes Interest	Interest Rate (LIBOR+.30%)	3.777%
	Average Daily Balance	$125,275,000.00	NA	$4,297,965.07	$4,297,965.07	NA
	# of Days of Interest	327

Class C Term Notes Interest	Interest Rate (LIBOR+.60%)	4.077%
	Average Daily Balance	$52,198,000.00	NA	$1,933,061.19	$1,933,061.19	NA
	# of Days of Interest	327

Class D Term Notes Interest	Interest Rate (LIBOR+3.50%)	6.977%
	Average Daily Balance	$52,198,000.00	NA	$3,308,043.52	$3,308,043.52	NA
	# of Days of Interest	327

Revolving Note 2005-RN1	Interest Rate (LIBOR+.17%)	3.319%
	Average Daily Balance	$446,651,671.15	NA	$12,808,098.72	$12,808,098.72	NA
	# of Days in Collection Period	311

Revolving Note 2005-RN2	Interest Rate (LIBOR+.17%)	3.576%
	Average Daily Balance	$759,613,219.50	NA	$23,469,509.95	$23,469,509.95	NA
	# of Days in Collection Period	311

	Subtotal			$111,163,163.45

	Interest Available After Notes			$26,136,921.78

Servicer Advances Not Previously Reimbursed				$—

Reserve Fund Deposit Amount				$—

Cash Accumulation Reserve Fund Deposit Amount				$—

2005-A Certificate Interest	Interest Rate (LIBOR+3.50%)	6.977%
	Average Daily Balance	$146,154,000.00	NA	$9,262,496.48	$9,262,496.48	NA
	# of Days of Interest	327

Trust Defaulted Amount				$—

Unreimbursed Trust Charge-Offs				$—

		Seller Excess Interest		$16,874,425.30

Class A Term Note Cash Accumulation Reserve Fund Draw Amount				$—
Class B Term Note Cash Accumulation Reserve Fund Draw Amount				$—
Class C Term Note Cash Accumulation Reserve Fund Draw Amount				$—
Class D Term Note Cash Accumulation Reserve Fund Draw Amount				$—
		Seller Excess Interest + Draw Amount		$16,874,425.30

Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)				$30,397,859.28

V            Summary

(A) Coverage of Deficiency Amount
Deficiency Amount	$—
Deficiency Amount Covered by Servicer Advance	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
Unsatisfied Deficiency Amount	—
Unsatisfied Deficiency Amount Covered by Reserve	—
(a) Monthly Service Fee	—
(b) (1) Aggregate Term Noteholders’ Interest	—
(2) Revolver Interest	—
(3) Specified Support Arrangements Payments	—
(c) Aggregate Certificateholders’ Interest	—
(d) Servicer Advances not previously reimbursed	—
(e) Trust Defaulted Amount	—

(B) Beginning Unreimbursed Trust Charge-Offs	—
Plus: Trust Charge-Offs (Prior Trust Defaulted Amount)	—
Plus: Trust Defaulted Amounts(Current)	—
Less: Amount Covered by Trust Interest Collections	—
Less: Reserve Fund Draw Amount	—
Ending Unreimbursed Trust Charge-Offs	—

(C) Beginning Unreimbursed Servicer Advance	—
Plus: Servicer Advance (Current Month)	—
Less: Reimbursed Servicer Advance- (From Trust Interest Collections)	—
Ending Unreimbursed Servicer Advance	—

(D) Reserve Fund Required Amount	$62,637,375.00

Beginning Reserve Balance	$62,637,375.00
Plus: Reserve Fund Deposit Amount	—
Less: Reserve Fund Draw Amount	—

Ending Reserve Balance	$62,637,375.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amount Over Ending Reserve Balance	$—

(E) Class A Term Notes Cash Accumulation Reserve Fund Required Amount	$33,274,000.00

Beginning Class A Term Notes Cash Accumulation Reserve Fund Balance	$33,274,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount	—
Less: Cash Accumulation Reserve Fund Draw Amount	$—

Ending Class A Term Notes Cash Accumulation Reserve Fund Balance	33,274,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

(F) Class B Term Notes Cash Accumulation Reserve Fund Required Amount	$3,549,000.00

Beginning Class B Term Notes Cash Accumulation Reserve Fund Balance	$3,549,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount	—
Less: Cash Accumulation Reserve Fund Draw Amount	$—

Ending Class B Term Notes Cash Accumulation Reserve Fund Balance	$3,549,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

(G) Class C Term Notes Cash Accumulation Reserve Fund Required Amount	$2,496,000.00

Beginning Class C Term Notes Cash Accumulation Reserve Fund Balance	$2,496,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount	—
Less: Cash Accumulation Reserve Fund Draw Amount	$—

Ending Class C Term Notes Cash Accumulation Reserve Fund Balance	$2,496,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

(H) Class D Term Notes Cash Accumulation Reserve Fund Required Amount	$12,324,000.00

Beginning Class D Term Notes Cash Accumulation Reserve Fund Balance	$12,324,000.00
Plus: Cash Accumulation Reserve Fund Deposit Amount	—
Less: Cash Accumulation Reserve Fund Draw Amount	$—

Ending Class D Term Notes Cash Accumulation Reserve Fund Balance	$12,324,000.00	Invested in Nations Money Market Funds/Commercial Paper

Required Amt. Over Ending Cash Accum. Reserve Fund Bal.	$—

From Bank of New York to GMAC
Seller Excess Interest	$16,874,425.30
Cash Accumulation Draw Amount-Class A Term Notes	$—
Cash Accumulation Draw Amount-Class B Term Notes	$—
Cash Accumulation Draw Amount-Class C Term Notes	$—
Cash Accumulation Draw Amount-Class D Term Notes	$—
Ineligible Interest	$—
Additional Trust Principal	$—
Minimum Investments Received for Current Month	$(1,719,396.79)
Distribution to GMAC	$15,155,028.51

From Bank of New York to Chase Manhattan Bank (USA)
From Chase Manhattan Bank (USA) — New York to GMAC

Certificate Interest Due GMAC	$9,262,496.48

From Bank of New York to US Bank (NCAT)

Revolving Note Interest	$36,277,608.67

From Bank of New York to Term Note Holders (DTC)

Term Note Interest Due Investors (Class A, B, C)	$71,577,511.26

From Bank of New York to GMAC

Term Note Interest Due GMAC (Class D)	$3,308,043.52

Total Term Note Interest	$74,885,554.78

Total Disbursements From Bank of New York	$135,580,688.44

Aggregate Annual Servicing Report
Superior Wholesale Inventory Financing Trust XI
February 24, 2005 (inception) through December 31, 2005

VI Distribution Amounts

Class A Term Notes, Series 2005-A Balance Prior to Distribution	$2,000,000,000.00
Distribution Amount Allocable to Principal	0.00
Class A Term Notes, Series 2005-A Balance After Distribution	$2,000,000,000.00

Class B Term Notes, Series 2005-A Balance Prior to Distribution	$125,275,000.00
Distribution Amount Allocable to Principal	0.00
Class B Term Notes, Series 2005-A Balance After Distribution	$125,275,000.00

Class C Term Notes, Series 2005-A Balance Prior to Distribution	$52,198,000.00
Distribution Amount Allocable to Principal	0.00
Class C Term Notes, Series 2005-A Balance After Distribution	$52,198,000.00

Class D Term Notes, Series 2005-A Balance Prior to Distribution	$52,198,000.00
Distribution Amount Allocable to Principal	0.00
Class D Term Notes, Series 2005-A Balance After Distribution	$52,198,000.00

Revolving Note 2005-RN1 Balance Beginning of Collection Period	$900,000,000.00
Movement During Collection Period	(271,647,362.87)
Revolving Note 2005-RN1 Balance End of Collection Period	$628,352,637.13

Revolving Note 2005-RN2 Balance Beginning of Collection Period	$900,000,000.00
Movement During Collection Period	0.00
Revolving Note 2005-RN2 Balance End of Collection Period	$900,000,000.00

2005- A Certificate Balance Prior to Distribution	$146,154,000.00
Distribution Amount Allocable to Principal	0.00
2005-A Certificate Balance After Distribution	$146,154,000.00

VII Trust Early Amortization Triggers

(1) Average Monthly Payment Rates <20.0%

Current month	28.9%
Current month - 1	28.7%
Current month - 2	33.6%
Three month Average	30.4%

(2) Reserve Fund < Reserve Fund Required Amount

Reserve Fund on Deposit	$62,637,375.00
Reserve Fund Required Amount	$62,637,375.00

Current month	$—

Reserve Fund on Deposit	$62,637,375.00
Reserve Fund Required Amount	$62,637,375.00

Current month - 1	$—

Reserve Fund on Deposit	$62,637,375.00
Reserve Fund Required Amount	$62,637,375.00

Current month - 2	$—

(3) Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
Reserve Fund Required Amount	$62,637,375.00
Reserve Fund on Deposit	$62,637,375.00

Current month	$—

Reserve Fund Trigger Amount	$20,000,000.00

(4) Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance) Less than 75%
(To be determined over most recent six Collection Periods)
Current month	159.4%
Current month - 1	148.2%
Current month - 2	129.2%
Current month - 3	116.2%
Current month - 4	111.4%
Current month - 5	140.7%
Six month Average	134.2%

(5) Aggregate Available Receivables < 70% of Aggregate Receivables
Current month	97.3%
Current month - 1	97.3%

(6) Draw on the Reserve Fund resulting from LIBOR exceeding the PRIME rate that has not been restored?	NO

VIII Cash Accumulation Triggers

Have any of the above Trust Early Amortization Events occurred with respect	NO
to the Offered Term Notes?

IX Rapid Amortization Triggers

Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2005-A Term Notes and an Early Amortization Event for the Trust?

(1) The occurrence of certain events of bankruptcy, insolvency or receivership relating to	NO
General Motors, GMAC, the servicer, if not GMAC, or the seller.

Rapid Amortization Triggers for the 2005-A Term Notes

(2) Class A Term Note Cash Accumulation Reserve Fund < $1,866,667	NO

Current Month	$33,274,000.00

(3) Class B Term Note Cash Accumulation Reserve Fund < $135,715	NO

Current Month	$3,549,000.00

(4) Class C Term Note Cash Accumulation Reserve Fund < $69,597	NO

Current Month	$2,496,000.00

(5) Class D Term Note Cash Accumulation Reserve Fund < $195,743	NO

Current Month	$12,324,000.00

(6) Trust or Seller becomes required to register as an investment company.	NO